                                                           CONTRACT #96-440-026

Exhibit 10.78

                                    COAL SUPPLY AGREEMENT

        This is a coal supply agreement (the "Agreement") dated January 1, 1997 between LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, 220 West Main Street, Louisville, Kentucky 40202 ("Buyer") and CHAROLAIS CORPORATION, a Kentucky corporation, Highway 862, P.O. Box 562, Madisonville, Kentucky 42431 ("Seller").

        The parties hereto agree as follows:

        SECTION 1. GENERAL. Seller will sell to Buyer and Buyer will buy from Seller steam coal under all the terms and conditions of this Agreement.

        SECTION 2. TERM. The term of this Agreement shall commence on January 1, 1997 and shall continue through December 31, 2001, subject to
SECTION 8.3.

        SECTION 3.  QUANTITY; DELIVERY SCHEDULE; OPTIONS.

        SECTION 3.1 BASE QUANTITY. Seller shall sell and deliver and Buyer shall purchase and accept delivery of 1,000,000 tons of coal per year (the "Base Quantity").

        SECTION 3.2 DELIVERY SCHEDULE. Within 10 business days after this Agreement becomes fully executed, Buyer shall specify in writing to Seller the quantities to be delivered in each month of 1997. For subsequent years, Buyer shall so specify monthly deliveries by December 1 of the preceding year. Such quantities shall be shipped in accordance with such schedule. Time is of the essence with respect to the schedule so established; and failure by Seller to deliver in a timely fashion shall constitute a material breach within the meaning of SECTION 15 of this Agreement.

        SECTION 3.3 BUYER'S OPTIONS. For each year after 1997, Buyer shall have the option to purchase from Seller up to an additional 350,000 tons of coal as follows. Buyer shall exercise such option

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                                                           CONTRACT #96-440-026

by giving to Seller notice stating Buyer's exercise of the option and specifying the amount of the tonnage by October 1 of the preceding year. Coal sold by Seller and purchased by Buyer under Buyer's option set forth in this
SECTION 3.3 shall be subject to all the terms and conditions of this Agreement.

SECTION 4.     SOURCE.

        SECTION 4.1 SOURCE. The coal sold hereunder, including coal purchased by Seller from third parties, shall be supplied from: geological seam Western Kentucky #13, Wier's Creek or DB94 Mine, Hopkins County, Kentucky; Western Kentucky #9, Sacramento Surface Mine, McLean County, Kentucky; Western Kentucky #4, Mark Energy I and II, Hopkins County, Kentucky; or Western Kentucky #9, Henderson County Property, Henderson County, Kentucky (the "Coal Property").

        SECTION 4.2 ASSURANCE OF OPERATION AND RESERVES. Seller represents and warrants that the Coal Property contains economically recoverable coal of a quality and in quantities which will be sufficient to satisfy all the requirements of this Agreement. Seller agrees and warrants that it will have at the Coal Property adequate machinery, equipment and other facilities to produce, prepare and deliver coal in the quantity and of the quality required by this Agreement. Seller further agrees to operate and maintain such machinery, equipment and facilities in accordance with good mining practices so as to efficiently and economically produce, prepare and deliver such coal. Seller agrees that Buyer is not providing any capital for the purchase of such machinery, equipment and/or facilities and that Seller shall operate and maintain same at its sole expense, including all required permits and licenses. Seller hereby dedicates to this Agreement

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                                                           CONTRACT #96-440-026

sufficient reserves of coal meeting the quality specifications hereof and lying on or in the Coal Property so as to fulfill the quantity requirements hereof.

        SECTION 4.3 NON-DIVERSION OF COAL. Seller agrees and warrants that it will not, without Buyer's express prior written consent, use or sell coal from the Coal Property in a way that will reduce the economically recoverable balance of coal in the Coal Property to an amount less than that required to be supplied to Buyer hereunder.

        SECTION 4.4 SELLER'S PREPARATION OF MINING PLAN. Seller shall have prepared a complete mining plan for the Coal Property with adequate supporting data to demonstrate Seller's capability to have coal produced from the Coal Property which meets the quantity and quality specifications of this Agreement. Seller shall provide Buyer with two copies of such mining plan which shall contain maps and a narrative depicting areas and seams of coal to be mined and shall include (but not be limited to) the following information:
(i) reserves from which the coal will be produced during the term hereof and the mining sequence, by year (or such other time intervals as mutually agreed) during the term of this Agreement, from which coal will be mined;
(ii) methods of mining such coal; (iii) methods of transporting and, in the event a preparation plant is constructed at the Coal Property, methods of washing coal to insure compliance with the quantity and quality requirements of this Agreement including a description and flow sheet of the preparation plant; (iv) quality data plotted on the maps depicting data points and isolines by ash, sulfur, and Btu; (v) quality control plans including sampling and analysis procedures to insure individual shipments meet quality specifications; and (vi) Seller's aggregate commitments to

                                       3

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                                                           CONTRACT #96-440-026

others to sell coal from the Coal Property during the term of this Agreement. Such complete mining plan shall be delivered to Buyer on or before April 30, 1997.

        Buyer's receipt of the mining plan or other information or data furnished by Seller shall not in any way relieve Seller of any of Seller's obligations or responsibilities under this Agreement; nor shall such review be construed as constituting an approval of Seller's proposed mining plan as prudent mining practices, such review by Buyer being limited solely to a determination, for Buyer's purposes only, of Seller's capability to supply coal on a long-term basis to fulfill Buyer's requirements of a dependable coal supply.

        Seller shall annually provide Buyer with a mining plan update ("Update") showing progress to date, conformity to original mining plan, and then known changes in reserve data and planned changes in mining progression, plans or procedures. The update shall be submitted annually on or before April 30 of each year during the term of this Agreement.

        SECTION 4.5 SUBSTITUTE COAL. Notwithstanding the above representations and warranties, in the event that Seller is unable to produce or obtain coal from the Coal Property in the quantity and of the quality required by this Agreement, and such inability is not caused by a force majeure event as defined in SECTION 10, then Buyer will have the option of requiring that Seller supply substitute coal from other facilities and mines under all the terms and conditions of this Agreement including, but not limited to, the price provisions of SECTION 8, the quality specifications of
SECTION 6.1, and the provisions of SECTION 5 concerning reimbursement to Buyer for increased transportation costs. Seller's delivery of coal not produced from the Coal Property without having received the express written consent of Buyer shall constitute a material breach of this Agreement.

                                         4

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                                                           CONTRACT #96-440-026

        SECTION 5.  DELIVERY.

        SECTION 5.1 GENERAL. The coal shall be delivered FOB barge or FOB railcar, at Buyer's option.

        SECTION 5.2 BARGE. If Buyer shall have opted for coal to be delivered FOB barge, then the coal shall be delivered to Buyer F.O.B. barge at the Sebree dock at mile point 43.6 on the Green River or FOB barge at the Island loadout at mile point 32.9 on the Green River (the "Delivery Point"). Seller may deliver the coal at a location different from the Delivery Point, provided, however, that Seller shall reimburse Buyer for any resulting increases in the cost of transporting the coal to Buyer's generating stations. Any resulting savings in such transportation costs shall be retained by Buyer.

        Title to and risk of loss of coal sold will pass to Buyer and the coal will be considered to be delivered when barges containing the coal are disengaged by Buyer's barging contractor from the loading dock. Buyer or its contractor shall furnish suitable barges in accordance with a delivery schedule provided by Buyer to Seller. Seller shall arrange and pay for all costs of transporting the coal from the mines to the loading docks and loading and trimming the coal into barges to the proper draft and the proper distribution within the barges. Buyer shall arrange for transporting the coal by barge from the loading dock to its generating station(s) and shall pay for the cost of such transportation. For delays caused by Seller in handling the scheduling of shipments with Buyer's barging contractor, Seller shall be responsible for any demurrage or other penalties assessed by said barging contractor (or assessed by Buyer) which accrue at the Delivery Point, including the demurrage, penalties for loading less than the specified minimum tonnage

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                                                           CONTRACT #96-440-026

per barge, or other penalties assessed for barges not loaded in conformity with applicable requirements. Buyer shall be responsible to deliver barges in as clean and dry condition as practicable. Seller shall require of the loading dock operator that the barges and towboats provided by Buyer or Buyer's barging contractor be provided convenient and safe berth free of wharfage, dockage and port charges; that while the barges are in the care and custody of the loading dock, all U.S. Coast Guard regulations and other applicable laws, ordinances, rulings, and regulations shall be complied with, including adequate mooring and display of warning lights; that any water in the cargo boxes of the barges be pumped out by the loading dock operator prior to loading; that the loading operations be performed in a workmanlike manner and in accordance with the reasonable loading requirements of Buyer and Buyer's barging contractor; and that the loading dock operator carry landing owners or wharfinger's insurance with basic coverage of not less than $300,000.00 and total of basic coverage and excess liability coverage of not less than $1,000,000.00, and provide evidence thereof to Buyer in the form of a certificate of insurance from the insurance carrier or an acceptable certificate of self-insurance with requirement for 30 days advance notification of Buyer in the event of termination of or material reduction in coverage under the insurance.

        SECTION 5.3 RAIL DELIVERY. If Buyer shall have opted for coal to be delivered FOB railcar, then the coal shall be delivered to Buyer F.O.B. railcar at the St. Charles B-4 loadout on the Paducah and Louisville Railway (the "Delivery Point"). Seller may deliver the coal at a location different from the Delivery Point, provided, however, that Seller shall reimburse Buyer for any resulting

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                                                           CONTRACT #96-440-026

increases in the cost of transporting the coal to Buyer's generating stations. Any resulting savings in such transportation costs shall be retained by Buyer.

        Title to and risk of loss respecting coal will pass to Buyer and the coal will be considered to be delivered when it is loaded into the railcars at the rail loading facility. Buyer or its contractor shall furnish suitable railcars in accordance with a delivery schedule provided by Buyer to Seller. Seller shall be responsible for and pay the cost of repairs for any damages caused by Seller to railcars owned or leased by Buyer while such railcars are in Seller's control or custody. Seller shall comply with the applicable provisions of Buyer's rail contractor's tariff.

        SECTION 5.4 FREEZE CONDITIONING. At Buyer's request, Seller shall treat (or have treated) any shipment of coal hereunder with a freeze conditioning agent approved by Buyer in order to maintain coal handling characteristics during shipment. If requested by Buyer, Seller shall also treat (or have treated) any railcars specified by Buyer with a side release agent approved by Buyer. The price for each such requested chemical treatment shall be an amount equal to Seller's cost of materials applied on a per gallon basis for each application of freeze conditioning agent or side release agent, as the case may be. Seller shall invoice Buyer for all such treatment which occurred in a calendar month by the fifteenth of the following month; and payment shall be mailed by the 25th of such following month or within ten days after receipt of Seller's invoice, whichever is later.

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                                                           CONTRACT #96-440-026

        SECTION 6. QUALITY.

        SECTION 6.1  SPECIFICATIONS.

               (a) The coal delivered hereunder shall conform to the following specifications on an "as received" basis:

                                        QUALITY A COAL

                                    Guaranteed Monthly           Rejection Limits
        Specifications              Weighted Average             (per shipment)
        ----------------------      --------------------         ------------------

        BTU/LB.                     min. 11,250                  LESS THAN 10,800

        LBS/MMBTU:
        MOISTURE                    max. 9.50                    GREATER THAN 13.0
        ASH                         max. 10.67                   GREATER THAN 13.0
        SULFUR                      max. 3.244                   GREATER THAN 3.5
        SULFUR                      min. 1.8                     LESS THAN 1.8
        CHLORINE                    max. .10                     GREATER THAN .10
        FLUORINE                    max. .013                    GREATER THAN .013
        NITROGEN                    max. 1.30                    GREATER THAN 1.40

        ASH/SULFUR RATIO            min. 2.5:1                   LESS THAN 2.0:1

        SIZE (3" x 0"):
           Top size (inches)*       max. 3"x0                     GREATER THAN 3"x0
           Fines (% by wgt)
           Passing 1/4" screen      max. 35%                      GREATER THAN 40%

        % BY WEIGHT:
        VOLATILE                    max. 39                       GREATER THAN 40
        VOLATILE                    min. 30                       LESS THAN 29
        FIXED CARBON                max. 50                       GREATER THAN 51
        FIXED CARBON                min. 40                       LESS THAN 40
        GRINDABILITY (HGI)          min. 53                       LESS THAN 50

        BASE ACID RATIO (B/A)       .59                           GREATER THAN 1.2
        SLAGGING FACTOR**           max. 2.2                      GREATER THAN 2.5
        FOULING FACTOR***           max. 0.5                      GREATER THAN 0.5


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                                                           CONTRACT #96-440-026


        ASH FUSION TEMPERATURE (DEG.F) (ASTM D1857)

        REDUCING ATMOSPHERE
        Initial Deformation         min. 1940                     min. 1900
        Softening (H=W)             min. 1975                     min. 1950
        Softening (H=1/2W)          min. 2035                     min. 2000
        Fluid                       min. 2190                     min. 2100

        OXIDIZING ATMOSPHERE
        Initial Deformation         min. 2300                     min. 2200
        Softening (H=W)             min. 2330                     min. 2280
        Softening (H=1/2W)          min. 2425                     min. 2300
        Fluid                       min. 2490                     min. 2375



                                    QUALITY B COAL

                                    Guaranteed Monthly           Rejection Limits
        Specifications              Weighted Average             (per shipment)
        -----------------------     ---------------------        ------------------

        BTU/LB.                     min. 11,250                   LESS THAN 10,000

        LBS/MMBTU:
        MOISTURE                    max. 10.0                     GREATER THAN 13.0
        ASH                         max. 16.0                     GREATER THAN 18.0
        SULFUR                      max. 3.95                     GREATER THAN 3.95
        SULFUR                      min.  1.8                     LESS THAN 1.8
        CHLORINE                    max. .10                      GREATER THAN .10
        FLUORINE                    max. .013                     GREATER THAN .013
        NITROGEN                    max. 1.30                     GREATER THAN 1.40

        ASH/SULFUR RATIO            min. 2.5:1                    LESS THAN 2.5:1

        SIZE (3" x 0"):
           Top size (inches)*       max. 3"x0                     GREATER THAN 3"x0
           Fines (% by wgt)
           Passing 1/4" screen      max. 35%                      GREATER THAN 40%


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                                                           CONTRACT #96-440-026


        % BY WEIGHT:
        VOLATILE                    max. 39                       GREATER THAN 40
        VOLATILE                    min. 30                       LESS THAN 29
        FIXED CARBON                max. 50                       GREATER THAN 51
        FIXED CARBON                min. 40                       LESS THAN 40
        GRINDABILITY (HGI)          min. 53                       LESS THAN 50

        BASE ACID RATIO (B/A)       .59                           GREATER THAN 1.2
        SLAGGING FACTOR**           max. 2.5                      GREATER THAN 2.7
        FOULING FACTOR***           max. 0.50                     GREATER THAN 0.5

        ASH FUSION TEMPERATURE (DEG.F) (ASTM D1857)

        REDUCING ATMOSPHERE
        Initial Deformation         min. 1940                     min. 1900
        Softening (H=W)             min. 1975                     min. 1950
        Softening (H=1/2W)          min. 2035                     min. 2000
        Fluid                       min. 2190                     min. 2100

        OXIDIZING ATMOSPHERE
        Initial Deformation         min. 2300                     min. 2200
        Softening (H=W)             min. 2330                     min. 2280
        Softening (H=1/2W)          min. 2425                     min. 2300
        Fluid                       min. 2490                     min. 2375


        * All the coal will be of such size that it will pass through a screen having circular perforations three (3) inches in diameter, but shall not contain more than thirty-five per cent (35%) by weight of coal that will pass through a screen having circular perforations one-quarter (1/4) of an inch in diameter.

        **     Slagging Factor (R(s))=(B/A) x (Percent Sulfur by WeightDry)

        ***    Fouling Factor (R(f))=(B/A) x (Percent Na(2)0 by WeightDry)

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                                                           CONTRACT #96-440-026

        The Base Acid Ratio (B/A) is herein defined as:
        BASE ACID RATIO (B/A) = (Fe(2)0(3) + C(a)0 + M(g)0 + Na(2)0 + K(2)0)
                                ----------------------------------------
                                           (Si0(2) + A1(2)0(3) + T10(2))

        Note:  As used herein GREATER THAN means greater than:
                                    LESS THAN means less than.


               (b) At least two-thirds of the total tonnage delivered in any year hereunder shall be Quality A Coal. For each shipment hereunder, Seller shall indicate to Buyer whether the shipment is Quality A Coal or Quality B Coal and such shipment shall be treated accordingly for all purposes hereunder including determining compliance with specifications under this
SECTION 6 and applying quality price discounts under SECTION 8.2.

        SECTION 6.2 DEFINITION OF "SHIPMENT". As used herein, a "shipment" shall mean one barge load, a barge lot load, or one unit trainload, in accordance with Buyer's sampling and analyzing practices.

        SECTION 6.3 REJECTION. Buyer has the right, but not the obligation, to reject any shipment which fail(s) to conform to the Rejection Limits set forth in SECTION 6.1 or contains extraneous materials. Buyer must reject such coal within seventy-two (72) hours of receipt of the coal analysis provided for in SECTION 7.2 or such right to reject is waived. In the event Buyer rejects such non-conforming coal, title to and risk of loss of the coal shall be considered to have never passed to Buyer and Buyer shall return the coal to Seller or, at Seller's request, divert such coal to Seller's designee, all at Seller's cost and risk. Seller shall replace the rejected coal within five
(5) working days from notice of rejection with coal conforming to the Rejection Limits set forth in SECTION 6.1. If Seller fails to replace the rejected coal within such five (5) working day period or the

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                                                           CONTRACT #96-440-026

replacement coal is rightfully rejected, Buyer may purchase coal from another source in order to replace the rejected coal. Seller shall reimburse Buyer for (i) any amount by which the actual price plus transportation costs to Buyer of such coal purchased from another source exceed the price of such coal under this Agreement plus transportation costs to Buyer from the Delivery Point; and (ii) any and all transportation, storage, handling, or other expenses that have been incurred by Buyer for rightfully rejected coal. This remedy is in addition to all of Buyer's other remedies under this Agreement and under applicable law and in equity for Seller's breach.

        If Buyer fails to reject a shipment of non-conforming coal which it had the right to reject for failure to meet any or all of the Rejection Limits set forth in SECTION 6.1 or because such shipment contained extraneous amount of each such non-conforming shipment at Buyer's sole option and the shipment shall nevertheless be considered "rejectable" under SECTION 6.4. Further, for shipments containing extraneous materials, which include, but are not limited to, slate, rock, wood, corn husks, mining materials, metal, steel, etc., the estimated weight of such materials shall be deducted from the weight of that shipment.

        SECTION 6.4  SUSPENSION AND TERMINATION.

        If the coal sold hereunder fails to meet one or more of the Guaranteed Monthly Weighted Averages set forth in SECTION 6.1 for any two (2) months in a six (6) month period, or if nine (9) barge shipments in a 30 day period are rejectable by Buyer, or if Buyer receives at generating station(s)

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                                                           CONTRACT #96-440-026

two (2) rail shipments which are rejectable in any 30 day period, Buyer may upon notice confirmed in writing and sent to Seller by certified mail, suspend future shipments except shipments already loaded into barges and/or railcars. Seller shall, within 10 days, provide Buyer with reasonable assurances that subsequent monthly deliveries of coal shall meet or exceed the Guaranteed Monthly Weighted Averages set forth in SECTION 6.1 and that the source will exceed the rejection limits set forth in SECTION 6.1. If Seller fails to provide such assurances within said 10 day period, Buyer may terminate this Agreement by giving written notice of such termination at the end of the 10 day period. A waiver of this right for any one period by Buyer shall not constitute a waiver for subsequent periods. If Seller provides such assurances to Buyer's reasonable satisfaction, shipments hereunder shall resume and any tonnage deficiencies resulting from suspension may be made up at Buyer's sole option. Buyer shall not unreasonably withhold its acceptance of Seller's assurances, or delay the resumption of shipment. If Seller, after such assurances, fails to meet any of the Guaranteed Monthly Weighted Averages for any one (1) month within the next six (6) months or if three (3) barge shipments or 1 rail shipment are rejectable within any one (1) month during such six (6) month period, then Buyer may terminate this Agreement and exercise all its other rights and remedies under applicable law and in equity for Seller's breach.

        SECTION 7.    WEIGHTS, SAMPLING AND ANALYSIS.

        SECTION 7.1 WEIGHTS. The weight of the coal delivered hereunder shall be determined on a per shipment basis by Buyer on the basis of scale weights at the generating station(s) unless another method is mutually agreed upon by the parties. Such scales shall be duly reviewed by an

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                                                           CONTRACT #96-440-026

appropriate testing agency and maintained in an accurate condition. Seller shall have the right, at Seller's expense and upon reasonable notice, to have the scales checked for accuracy at any reasonable time or frequency. If the scales are found to be over or under the tolerance range allowable for the scale based on industry accepted standards, either party shall pay to the other any amounts owed due to such inaccuracy for a period not to exceed thirty (30) days before the time any inaccuracy of scales is determined.

        SECTION 7.2 SAMPLING AND ANALYSIS. The sampling and analysis of the coal delivered hereunder shall be performed by Buyer and the results thereof shall be accepted and used for the quality and characteristics of the coal delivered under this Agreement. All analyses shall be made in Buyer's laboratory at Buyer's expense in accordance with industry-accepted standards. Samples for analyses shall be taken by any industry-accepted standard, mutually acceptable to both parties, may be composited and shall be taken with a frequency and regularity sufficient to provide reasonably accurate representative samples of the deliveries made hereunder. Seller represents that it is familiar with Buyer's sampling and analysis practices, and finds them to be acceptable. Buyer shall notify Seller in writing of any significant changes in Buyer's sampling and analysis practices. Any such changes in Buyer's sampling and analysis practices shall, except for industry accepted changes in practices, provide for no less accuracy than the sampling and analysis practices existing at the time of the execution of this Agreement, unless the Parties otherwise mutually agree.

        Each sample taken by Buyer shall be divided into 4 parts and put into airtight containers, properly labeled and sealed. One part shall be used

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                                                           CONTRACT #96-440-026

for analysis by Buyer; one part shall be used by Buyer as a check sample, if Buyer in its sole judgment determines it is necessary; one part shall be retained by Buyer until the 25th of the month following the month of unloading (the "Disposal Date") and shall be delivered to Seller for analysis if Seller so requests before the Disposal Date; and one part ("Referee Sample") shall be retained by Buyer until the Disposal Date. Seller shall be given copies of all analyses made by Buyer by the 12th day of the month following the month of unloading. Seller, on reasonable notice to Buyer shall have the right to have a representative present to observe the sampling and analyses performed by Buyer. Unless Seller requests a Referee Sample analysis before the Disposal Date, Buyer's analysis shall be used to determine the quality of the coal delivered hereunder. The Monthly Weighted Averages shall be determined by utilizing the individual shipment analyses.

        If any dispute arises before the Disposal Date, the Referee Sample retained by Buyer shall be submitted for analysis to an independent commercial testing laboratory ("Independent Lab") mutually chosen by Buyer and Seller. For each coal quality specification in question, a dispute shall be deemed not to exist and Buyer's analysis shall prevail and the analysis of the Independent Lab shall be disregarded if the analysis of the Independent Lab differs from the analysis of Buyer by an amount equal to or less than:

                (i)   0.50% moisture
                (ii)  0.50% ash on a dry basis
                (iii) 100 Btu/lb. on a dry basis
                (iv)  0.10% sulfur on a dry basis.

        For each coal quality specification in question, if the analysis of the Independent Lab differs from the analysis of Buyer by an amount more than the amounts listed above, then the

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                                                           CONTRACT #96-440-026

analysis of the Independent Lab shall prevail and Buyer's analysis shall be disregarded. The cost of the analysis made by the Independent Lab shall be borne by Seller to the extent that Buyer's analysis prevails and by Buyer to the extent that the analysis of the Independent Lab prevails.

        SECTION 8.    PRICE.

        SECTION 8.1 BASE PRICE. The base price ("Base Price") of the coal to be sold hereunder will be firm and will be $.85636/MMBtu for coal delivered in 1997, $.89061/MMBtu for coal delivered in 1998, and $.92623/MMBtu for coal delivered in 1999 through 2001.

        SECTION  8.2 QUALITY PRICE DISCOUNTS.

        (a) The Base Price is based on coal meeting or exceeding the Guaranteed Monthly Weighted Average specifications as set forth in SECTION
6.1. For each coal quality, quality price discounts shall be applied for each specification each month to reflect failures to meet the Guaranteed Monthly Weighted Averages set forth in SECTION 6.1, as determined pursuant to
SECTION 7.2, subject to the provisions set forth below. The discount values used are as follows:

                             DISCOUNT VALUES
                                                 $/MMBTU
                                               ------------
                             BTU/LB.              0.2604

                                                $/LB./MMBTU
                                               -------------
                             SULFUR               0.1232
                             ASH                  0.0083
                             MOISTURE             0.0016


        (b) Notwithstanding the foregoing, for each specification each month, there shall be no discount if the actual Monthly Weighted Average meets the applicable Discount Point set forth below. However, if the actual Monthly Weighted Average fails to meet such applicable

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                                                           CONTRACT #96-440-026

Discount Point, then the discount shall apply and shall be calculated on the basis of the difference between the actual Monthly Weighted Average AND THE GUARANTEED MONTHLY WEIGHTED AVERAGE pursuant to the methodology shown in Exhibit A attached hereto.

                                     QUALITY A COAL


                                                           CONTRACT #96-440-026

                                     Guaranteed Monthly
                                     Weighted Average      Discount Point
           ------------------------- --------------------- ---------------
           BTU/LB                    min. 11,250           10,800
           LB/MMBTU:
           SULFUR                    max. 3.244            3.344
           ASH                       max. 10.67            11.67
           MOISTURE                  max. 9.50             10.50


                                     QUALITY B COAL


                                     Guaranteed Monthly
                                     Weighted Average      Discount Point
           ------------------------- --------------------- ---------------

           BTU/LB                    min. 11,250           10,100
           LB/MMBTU:
           SULFUR                    max. 3.95             3.95
           ASH                       max. 16.00            16.00
           MOISTURE                  max. 10.00            11.00

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

                                                           CONTRACT #96-440-026

        For example, for Quality A Coal, if the actual Monthly Weighted Average of sulfur equals 3.544 lb./MMBTU, then the applicable discount would be (3.544 lb. - 3.244 lb.) X $.1232/lb/MMBTU = $.03696/MMBTU.

        SECTION 8.3 PRICE REVIEW. The Base Price and all the terms and conditions of this Agreement shall be subject to review for any reason at the request of either party for revisions to become effective on January 1 of each year hereunder beginning January 1, 1998. The party requesting such a review shall give written notice of its request to the other party on or before October 1 preceding the effective January 1 date of the revision. The parties then shall negotiate an agreement on new prices and/or other terms and conditions between October 1 and December 1. If the parties do not reach an agreement by December 1, then this Agreement will terminate as of December 31 of the applicable year without liability due to such termination for either party. However, the parties will review the Agreement again at mutually agreeable times between August and November of the year immediately succeeding termination and will consider reinstating, but shall not be obligated to reinstate, the Agreement under the same terms or modified terms.

        SECTION 8.4 PAYMENT CALCULATION. Exhibit A attached hereto shows the methodology for calculating the coal payment and quality price discounts for the month Seller's coal was unloaded by Buyer. If there are any such discounts, Buyer shall apply credit to amounts owed Seller for the month the coal was unloaded.

                                                           CONTRACT #96-440-026

        SECTION 9.    INVOICES, BILLING AND PAYMENT.

        SECTION 9.1 INVOICING ADDRESS. Invoices will be sent to Buyer at the following address:

               Louisville Gas and Electric Company
               220 West Main Street
               P.O. Box 32010
               Louisville, KY  40232
               Attention:  Director, Fuels Procurement and Delivery

               With a copy to:

               Louisville Gas and Electric Company
               220 West Main Street
               P.O. Box 32010
               Louisville, KY  40232
               Attention:  Manager, Accounts Payable

        SECTION 9.2 INVOICE PROCEDURES FOR COAL SHIPMENTS. Seller shall invoice Buyer at the Base Price, minus any quality price discounts, for all coal unloaded in a calendar month by the fifteenth of the following month.

        SECTION 9.3 PAYMENT PROCEDURES FOR COAL SHIPMENTS. Payment for coal unloaded in a calendar month shall be mailed by the 25th of the month following the month of unloading or within ten days after receipt of Seller's invoice, whichever is later. Buyer shall mail all payments to Seller's account at Seller's address as set forth in the preamble hereto.

        SECTION 9.4 WITHHOLDING. Buyer shall have the right to withhold from payment of any billing or billings (i) any sums which it is not able in good faith to verify or which it otherwise in good faith disputes, (ii) any damages resulting from or likely to result from any breach of this Agreement by Seller, and (iii) any amounts owed to Buyer from Seller. Buyer shall notify Seller

                                                           CONTRACT #96-440-026

promptly in writing of any such issue, stating the basis of its claim and the amount it intends to withhold.

        Payment by Buyer, whether knowing or inadvertent, of any amount in dispute shall not be deemed a waiver of any claims or rights by Buyer with respect to any disputed amounts or payments made.

        SECTION 10.   FORCE MAJEURE.

        SECTION 10.1 GENERAL FORCE MAJEURE. If either party hereto is delayed in or prevented from performing any of its obligations or from utilizing the coal sold under this Agreement due to acts of God, war, riots, civil insurrection, acts of the public enemy, strikes, lockouts, fires, floods or earthquakes, which are beyond the reasonable control and without the fault or negligence of the party affected thereby, then the obligations of both parties hereto shall be suspended to the extent made necessary by such event; provided that the affected party gives written notice to the other party as early as practicable of the nature and probable duration of the force majeure event. The party declaring force majeure shall exercise due diligence to avoid and shorten the force majeure event and will keep the other party advised as to the continuance of the force majeure event. During any period in which Seller's ability to perform hereunder is affected by a force majeure event, Seller shall not deliver any coal to any other buyers to whom Seller's ability to supply is similarly affected by such force majeure event unless contractually committed to do so at the beginning of the force majeure event; and further shall deliver to Buyer under this Agreement at least a pro rata portion (on a per ton basis) of its total contractual commitments to all its buyers to whom Seller's ability to supply is similarly affected by such force majeure event in place at the

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                                                           CONTRACT #96-440-026

beginning of the force majeure event. An event which affects the Seller's ability to produce or obtain coal from a mine other than the Coal Property will not be considered a force majeure event hereunder.

        Tonnage deficiencies resulting from a force majeure event shall be made up at Buyer's sole option on a reasonable schedule.

        SECTION 10.2 ENVIRONMENTAL LAW FORCE MAJEURE. The parties recognize that, during the continuance of this Agreement, legislative or regulatory bodies or the courts may adopt environmental laws, regulations, policies and/or restrictions which will make it impossible or commercially impracticable for Buyer to utilize this or like kind and quality coal which thereafter would be delivered hereunder. If as a result of the adoption of such laws, regulations, policies, or restrictions, or change in the interpretation or enforcement thereof, Buyer decides that it will be impossible or commercially impracticable (uneconomical) for Buyer to utilize such coal, Buyer shall so notify Seller, and thereupon Buyer and Seller shall promptly consider whether corrective actions can be taken in the mining and preparation of the coal at Seller's mine and/or in the handling and utilization of the coal at Buyer's generating station; and if in Buyer's sole judgment such actions will not, without unreasonable expense to Buyer, make it possible and commercially practicable for Buyer to so utilize coal which thereafter would be delivered hereunder without violating any applicable law, regulation, policy or order, Buyer shall have the right, upon the later of 60 days notice to Seller or the effective date of such restriction, to terminate this Agreement without further obligation hereunder on the part of either party.

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                                                           CONTRACT #96-440-026

        SECTION 11. CHANGES. Buyer may, by mutual agreement with Seller, at any time by written notice pursuant to SECTION 12 of this Agreement, make changes within the general scope of this Agreement in any one or more of the following: quality of coal or coal specifications, quantity of coal, method or time of shipments, place of delivery (including transfer of title and risk of loss), method(s) of weighing, sampling or analysis and such other provision as may affect the suitability and amount of coal for Buyer's generating stations.

        If any such changes makes necessary or appropriate an increase or decrease in the then current price per ton of coal, or in any other provision of this Agreement, an equitable adjustment shall be made in: price, whether current or future or both, and/or in such other provisions of this Agreement as are affected directly or indirectly by such change, and the Agreement shall thereupon be modified in writing accordingly.

        Any claim by the Seller for adjustment under this SECTION 11 shall be asserted within thirty (30) days after the date of Seller's receipt of the written notice of change, it being understood, however that Seller shall not be obligated to proceed under this Agreement as changed until an equitable adjustment has been agreed upon. The parties agree to negotiate promptly and in good faith to agree upon the nature and extent of any equitable adjustment.

        SECTION 12.   NOTICES.

        SECTION 12.1 FORM AND PLACE OF NOTICE. Any official notice, request for approval or other document required to be given under this Agreement shall be in writing, unless otherwise provided herein, and shall be deemed to have been sufficiently given when delivered in person,

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                                                           CONTRACT #96-440-026

transmitted by facsimile or other electronic media, delivered to an established mail service for same day or overnight delivery, or dispatched in the United States mail, postage prepaid, for mailing by first class, certified, or registered mail, return receipt requested, and addressed as follows:

        If to Buyer:         Louisville Gas and Electric Company
                             220 West Main Street
                             P.O. Box 32010
                             Louisville, Kentucky 40232
                             Attn.: Director, Fuels Procurement and Delivery

        with a copy to:      Louisville Gas and Electric Company
                             820 West Broadway
                             P.O. Box 32020
                             Louisville, Kentucky 40232
                             Attn.:  Manager, Procurement Services

        If to Seller:        Charolais Corporation
                             P.O. Box 526
                             Highway 862
                             Madisonville, Kentucky 42431
                             Attn.: President

        SECTION 12.2 CHANGE OF PERSON OR ADDRESS. Either party may change the person or address specified above upon giving written notice to the other party of such change.

        SECTION 12.3 ELECTRONIC DATA TRANSMITTAL. Seller hereby agrees, at Seller's cost, to electronically transmit shipping notices and/or other data to Buyer in a format acceptable to and established by Buyer upon Buyer's request. Buyer shall provide Seller with the appropriate format and will inform Seller as to the electronic data requirements at the appropriate time.

        SECTION 13. RIGHT TO RESELL. Buyer shall have the unqualified right to sell all or any of the coal purchased under this Agreement.

                                                           CONTRACT #96-440-026

        SECTION 14.   INDEMNITY AND INSURANCE.

        SECTION 14.1 INDEMNITY. Seller agrees to indemnify and save harmless Buyer, its officers, directors, employees and representatives from any responsibility and liability for any and all claims, demands, losses, legal actions for personal injuries, property damage and pollution (including reasonable inside and outside attorney's fees) (i) relating to the barges or railcars provided by Buyer or Buyer's contractor while such barges or railcars are in the care and custody of the loading dock or loading facility,
(ii) due to any failure of Seller to comply with laws, regulations or ordinances, or (iii) due to the acts or omissions of Seller in the performance of this Agreement.

        SECTION 14.2 INSURANCE. Seller agrees to carry insurance coverage with minimum limits as follows:

               (1) Commercial General Liability, including Completed Operations and Contractual Liability, $1,000,000 single limit liability.

               (2) Automobile General Liability, $1,000,000 single limit liability.

               (3) In addition, Seller shall carry excess liability insurance covering the foregoing perils in the amount of $4,000,000 for any one occurrence.

               (4) Workers' Compensation and Employer's Liability with statutory limits.

        If any of the above policies are written on a claims made basis, then the retroactive date of the policy or policies will be no later than the effective date of this Agreement. Certificates of Insurance satisfactory in form to the Buyer and signed by the Seller's insurer shall be supplied by the Seller to the Buyer evidencing that the above insurance is in force and that not less than 30

                                                           CONTRACT #96-440-026

calendar days written notice will be given to the Buyer prior to any cancellation or material reduction in coverage under the policies. The Seller shall cause its insurer to waive all subrogation rights against the Buyer respecting all losses or claims arising from performance hereunder. Evidence of such waiver satisfactory in form and substance to the Buyer shall be exhibited in the Certificate of Insurance mentioned above. Seller's liability shall not be limited to its insurance coverage.

        SECTION 15.   TERMINATION FOR DEFAULT.

        Subject to SECTION 6.4, if either party hereto commits a material breach of any of its obligations under this Agreement at any time, then the other party has the right to give written notice describing such breach and stating its intention to terminate this Agreement no sooner than 30 days after the date of the notice (the "notice period"). If such material breach is curable and the breaching party cures such material breach within the notice period, then the Agreement shall not be terminated due to such material breach. If such material breach is not curable or the breaching party fails to cure such material breach within the notice period, then this Agreement shall terminate at the end of the notice period in addition to all the other rights and remedies available to the aggrieved party under this Agreement and at law and in equity.

        SECTION 16.   TAXES, DUTIES AND FEES.

        Seller shall pay when due, and the price set forth in SECTION 8 of this Agreement shall be inclusive of, all taxes, duties, fees and other assessments of whatever nature imposed by governmental authorities with respect to the transactions contemplated under this Agreement.

                                                           CONTRACT #96-440-026

        SECTION 17.   DOCUMENTATION AND RIGHT OF AUDIT.

        Seller shall maintain all records and accounts pertaining to payments, quantities, quality analyses, and source for all coal supplied under this Agreement for a period lasting through the term of this Agreement and for two years thereafter. Buyer shall have the right at no additional expense to Buyer to audit, copy and inspect such records and accounts at any reasonable time upon reasonable notice during the term of this Agreement and for 2 years thereafter.

        SECTION 18. EQUAL EMPLOYMENT OPPORTUNITY. To the extent applicable, Seller shall comply with all of the following provisions which are incorporated herein by reference: Equal Opportunity regulations set forth in 41 CRF SECTION 60-1.4(a) and (c) prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, or national origin; Vietnam Era Veterans Readjustment Assistance Act regulations set forth in 41 CRF SECTION 50-250.4 relating to the employment and advancement of disabled veterans and veterans of the Vietnam Era; Rehabilitation Act regulations set forth in 41 CRF SECTION 60-741.4 relating to the employment and advancement of qualified disabled employees and applicants for employment; the clause known as "Utilization of Small Business Concerns and Small Business Concerns Owned and Controlled by Socially and Economically Disadvantaged Individuals" set forth in 15 USC SECTION 637(d)(3); and subcontracting plan requirements set forth in 15 USC SECTION 637(d).

        SECTION 19. COAL PROPERTY INSPECTIONS. Buyer and its representatives, and others as may be required by applicable laws, ordinances and regulations shall have the right at all reasonable times and at their own expense to inspect the Coal Property, including the loading facilities, scales, sampling system(s), wash plant facilities, and mining

                                                           CONTRACT #96-440-026

equipment for conformance with this Agreement. Seller shall undertake reasonable care and precautions to prevent personal injuries to any representatives, agents or employees of Buyer (collectively, "Visitors") who inspect the Coal Property. Any such Visitors shall make every reasonable effort to comply with Seller's regulations and rules regarding conduct on the work site, made known to Visitors prior to entry, as well as safety measures mandated by state or federal rules, regulations and laws. Buyer understands that underground mines and related facilities are inherently high-risk environments. Buyer's failure to inspect the Coal Property or to object to defects therein at the time Buyer inspects the same shall not relieve Seller of any of its responsibilities nor be deemed to be a waiver of any of Buyer's rights hereunder.

        SECTION 20.   MISCELLANEOUS.

        SECTION 20.1 APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Kentucky, and all questions of performance of obligations hereunder shall be determined in accordance with such laws.

        SECTION 20.2 HEADINGS. The paragraph headings appearing in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

        SECTION 20.3 WAIVER. The failure of either party to insist on strict performance of any provision of this Agreement, or to take advantage of any rights hereunder, shall not be construed as a waiver of such provision or right.

        SECTION 20.4 REMEDIES CUMULATIVE. Remedies provided under this Agreement shall be cumulative and in addition to other remedies provided under this Agreement or by law or in equity.

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

                                                           CONTRACT #96-440-026

        SECTION 20.5 SEVERABILITY. If any provision of this Agreement is found contrary to law or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms, unless such unlawful or unenforceable provision is material to the transactions contemplated hereby, in which case the parties shall negotiate in good faith a substitute provision.

        SECTION 20.6 BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties and their successors and assigns.

        SECTION 20.7 ASSIGNMENT. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or denied; provided, however, that Seller shall have the right, without consent of Buyer, to assign all or any part of this Agreement to Centennial Resources, Inc., a Delaware corporation, or any company controlling, controlled by, or under common control with Centennial Resources, Inc.

        SECTION 20.8 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties as to the subject matter hereof, and there are no representations, understandings or agreements, oral or written, which are not included herein.

        SECTION 20.9 AMENDMENTS. Except as otherwise provided herein, this Agreement may not be amended, supplemented or otherwise modified except by written instrument signed by both parties hereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                                           CONTRACT #96-440-026

LOUISVILLE GAS AND ELECTRIC
COMPANY                                     CHAROLAIS CORPORATION

By:   ___________________________           By:    ___________________________
      Chris Hermann, Vice President &
      General Manager, Wholesale Electric Title: ___________________________ Business
Date: ___________________________           Date:  ___________________________

                                                           CONTRACT #96-440-026


                                                            Exhibit A Quality A
                               EXHIBIT A QUALITY A                  Page 1 of 2
                         SAMPLE COAL PAYMENT CALCULATIONS
             TOTAL EVALUATED COAL COSTS FOR CONTRACT NO. 96-440-026
-------------------------------------------------------------------------------
For contracts supplied from multiple "origins", each "origin will be calculated individually.

                      SECTION I                                         BASE DATA
-----   ----------------------------------------------------     ------------------------------------
1)      Base F.O.B. price per ton:                                      $ 19.27         /ton
                                                                 -----------------------
1a)     Tons of coal delivered:                                                         tons
                                                                 -----------------------
2)      Guaranteed average heat content:                                 11,250         BTU/LB.
                                                                 -----------------------
2r)     As received monthly avg. heat content:                                          BTU/LB.
                                                                 -----------------------
2a)     Energy delivered in MMBTU:                                                      MMBTU
                                                                 -----------------------
[(Line 1a) *2,000 lb./ton*(Line 2r)] *MMBTU/1,000,000 BTU
[(     ) *2,000 lb./ton*(     )]*MMBTU/1,000,000 BTU

2b)     Base F.O.B. price per MMBTU:                                    $               /MMBTU
                                                                 -----------------------
{[(Line 1)/(Line 2)]*(1 ton/2,000 lb.)]}*1,000,000 BTU/MMBTU
{[(     /ton)/(           BTU/LB)]*(1 ton/2,000 lb.)}*1,000,000 BTU/MMBTU

3)      Guaranteed monthly avg. max. sulfur                               3.244         LBS./MMBTU
                                                                 -----------------------
3r)     As received monthly avg. sulfur                                                 LBS./MMBTU
                                                                 -----------------------
4)      Guaranteed monthly avg. ash                                      10.67          LBS./MMBTU
                                                                 -----------------------
4r)     As received monthly avg. ash                                                    LBS./MMBTU
                                                                 -----------------------
5)      Guaranteed monthly avg. max. moisture                             9.50          LBS./MMBTU
                                                                 -----------------------
5r)     As received monthly avg. moisture                                               LBS./MMBTU
                                                                 -----------------------

                      SECTION II                                       DISCOUNTS
-----   ----------------------------------------------------     ----------------------------------
        Assign a (-) to all discounts (round to (5) decimal places)

6d)     BTU/LB.: If line 2r is less than 10,800 BTU/lb.
        then: {1-(line 2r)/(line 2)}*$0.2604/MMBTU
        {1-( )/(11,000)}*$0.2604=                                       $               /MMBTU
                                                                         --------------
7d)     SULFUR:  If line 3r is greater than 3.344 lbs./MMBTU
        [1-[(line 3r)-(line 3)]}*0.1232/lb. Sulfur
        [1-[(   )/(   ]}*0.1232=                                        $               /MMBTU
                                                                         --------------

8d)     ASH: If line 4r is greater than 11.67 lbs./MMBTU
        [1-[(line 4r)-(line 4)]}*0.0083/MMBTU
        [1-[(   )/(   ]}*0.0083=                                        $               /MMBTU
                                                                         --------------
9d)     MOISTURE: If line 5r is greater than 10.50 lbs./MMBTU
        [1-[(line 5r)-(line 5)]}*0.0016/MMBTU
        [1-[(   )/(   ]}*0.0016=                                        $               /MMBTU
                                                                         --------------


                                                           CONTRACT #96-440-026


                                                           Exhibit A Quality A
                                                                   Page 2 of 2


                                                                        TOTAL PRICE
                      SECTION III                                       ADJUSTMENTS
-----   ----------------------------------------------------     ------------------------------------

        Determine total Discounts as follows:

        Assign a (-) to all discounts
        (round to (5) decimal places)

        Line 6d:                                                 $                      /MMBTU
                                                                 -----------------------
        Line 7d                                                  $                      /MMBTU
                                                                 -----------------------
        Line 8d                                                  $                      /MMBTU
                                                                 -----------------------
        Line 9d                                                  $                      /MMBTU
                                                                 -----------------------
10)     Total Discounts (-):

        Algebraic sum of above:                                  $                      /MMBTU
                                                                 -----------------------
11)     Total evaluated coal price = (line 2b) + (line 10)

12)     Total discount price adjustment for Energy delivered:
        (line 2a) * (line 10) (-)
        $               /MMBTU       +                           $                      /MMBTU = $
         --------------                                          -----------------------           ---------
13) Total base cost of coal (line 2a) * (line 2b)
        $               /MMBTU       +                           $                     /MMBTU = $
         --------------                                          -----------------------           ---------
14)     Total coal payment for month (line 12) + (line 13)
        $               /MMBTU       +                           $                            = $
         --------------                                          -----------------------           ---------


                                                           CONTRACT #96-440-026


                   LOUISVILLE GAS AND ELECTRIC COMPANY

           ACKNOWLEDGMENT OF ASSIGNMENT AND RELEASE OF ASSIGNOR

        Louisville Gas and Electric Company ("LG&E") hereby (a) acknowledges the assignment by Charolais Corporation ("Charolais") of the Coal Supply Agreement dated January 1, 1997 (the "Coal Supply Agreement"), between LG&E and Charolais, to Centennial Resources, Inc. ("Centennial") pursuant to the terms of Section 20.7 of the Coal Supply Agreement and the Assignment and Assumption Agreement between Charolais and Centennial, a copy of which is attached hereto; and (b) hereby releases and forever discharges Charolais from any and all obligations and liabilities under the Coal Supply Agreement effective as of the assignment of the Coal Supply Agreement to Centennial.

                                        LOUISVILLE GAS AND ELECTRIC COMPANY


                                        By _________________________________
                                           Vice President and General Manager
                                           Wholesale Electric Business

                                        Date:          MARCH 7, 1997
                                              ------------------------------

                                                           CONTRACT #96-440-026


                             ASSIGNMENT AND ASSUMPTION AGREEMENT

        ASSIGNMENT AND ASSUMPTION AGREEMENT, dated March 7, 1997, between CHAROLAIS CORPORATION, a Kentucky corporation (the "Assignor") and CENTENNIAL RESOURCES, INC., a Delaware corporation (the "Assignee").

                                     W I T N E S S E T H:

        WHEREAS, Assignor, Assignee, Betty J. Bowles, Donald E. Bowles, and Mark Energy, Inc., a Kentucky corporation, have entered into a Stock and Asset Purchase Agreement, dated February 13, 1997 (the "Agreement"), pursuant to which Assignee has agreed to purchase from Assignor all of the "Acquired Assets" (as defined in the Agreement); and

        WHEREAS, Assignor desires to assign to Assignee all of Assignor's interests in the customer contracts and other agreements listed in Schedule 1 attached hereto (the "Assigned Contracts") currently possessed by Assignor;

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy is hereby acknowledged by both Assignor and Assignee, the parties hereto hereby agree as follows:

SECTION 1:  DEFINITIONS.

        Capitalized terms used herein and not otherwise defined herein shall have the meaning given to those terms in the Agreement.

SECTION 2:  ASSIGNMENT.

        Assignor hereby grants, transfers and assigns to Assignee all of the rights, title, and interest of Assignor in, to and under the Assigned Contracts; PROVIDED, HOWEVER, that with respect to any Assigned Contract the assignment of which requires the consent of any other party

                                                           CONTRACT #96-440-026

thereto, which consent has not been obtained as of the date hereof, the assignment contemplated hereby shall be conditional until such consent shall have been obtained as to such contract. Upon obtaining such consent, such Assigned Contract for which consent has not heretofore been obtained shall, automatically and without the taking of any further action hereunder, be assigned. Notwithstanding the foregoing, this Section 2 is deemed to be subject to and not to vary in any respect the terms of the Agreement.

SECTION 3:  COVENANTS OF ASSIGNEE.

        Subject to Section 2.3 of the Agreement, Assignee hereby expressly and unconditionally assumes and agrees to perform fully and faithfully each and every term, covenant and condition of each Assigned Contract required to be performed by Assignor thereunder, arising after the date hereof (but excluding any liability arising under such agreements as a result of any breach, default or failure of Assignor to perform any covenants or obligations required to be performed by Assignor thereunder on or prior to the date hereof), and shall indemnify and hold harmless Assignor from and against any loss, claim, damage or expense caused by or attributable to the failure of Assignee to so perform its obligations hereunder; PROVIDED, HOWEVER, that to the extent that such breach or default by Assignor arises from Assignor's performance or failure to perform a non-monetary obligation, Assignee shall promptly take any and all reasonable actions to cure any such breach or default by Assignor and to mitigate the liability for such breach or default subject to Assignor's obligation to indemnify Assignee for any and all reasonable expenses incurred by Assignee in connection with curing such breach or default by Assignor.

                                                           CONTRACT #96-440-026

SECTION 4:  COVENANTS OF ASSIGNOR.

        Pursuant to the terms of Section 6.3 of the Agreement, Assignor shall indemnify and hold harmless Assignee from and against any loss, claim, damage or expense caused by or attributable to the failure of Assignor to perform each and every term, covenant and condition of the Assigned Contracts required to be performed by it on or prior to the Closing Date.

SECTION 5:  MISCELLANEOUS

        Nothing contained herein shall limit or otherwise affect any of Assignee's rights under the Agreement, including Assignee's rights to indemnification contained in the Agreement, or any other document or other instrument executed in connection therewith or the consummation of the transactions contemplated thereby.

        This Assignment shall be governed by and construed under the laws of the Commonwealth of Kentucky.

        Reference is made to Section 6.1(d) of the Agreement for certain further assurances and procedures with respect to obtaining the consent of other parties applicable to the assignments contemplated by the Agreement.

        This Assignment and Assumption Agreement may be amended, and the observance of any term of this Assignment and Assumption Agreement may be waived, with, but only with, the prior written consent of both parties hereto.

        Two or more duplicate originals of this Assignment Agreement may be signed by the parties hereto, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                                                           CONTRACT #96-440-026

        IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment Agreement to be executed on its behalf by officers thereunto duly authorized, all as of the day and year first written above.

CENTENNIAL RESOURCES, INC.                  CHAROLAIS CORPORATION
(Assignee)                                  (Assignor)

By: ______________________                  By:  __________________________
    Name:  Douglas P. Sumner                     Name:  Donald E. Bowles
    Title:  President                            Title:  President

                                                           CONTRACT #96-440-026


                               March 7, 1997

Louisville Gas and Electric Company
220 West Main Street
Louisville, Kentucky 40202
Attention:  Director, Fuels Procurement and Delivery
            Manager, Accounts Payable

Gentlemen:

        Effective March 7, 1997, Charolais Corporation ("Charolais") assigned to Centennial Resources, Inc. ("Centennial") all of Charolais' rights and obligations under the Coal Supply Agreement dated January 1, 1997, between Louisville Gas and Electric Company ("LG&E") and Charolais (Contract #96-440-026) (the "Supply Agreement"), pursuant to an Assignment and Assumption Agreement dated March 7, 1997 (the "Assignment"), between Charolais and Centennial. Pursuant to the Assignment, Centennial has assumed and agreed to perform fully and faithfully each and every term, covenant and condition of the Supply Agreement.

        Pursuant to the assignment of the Supply Agreement, all payments for any coal loaded or shipped to LG&E under the Supply Agreement on or before March 7, 1997 (the "Effective Date") shall be made to Charolais at P.O. Box 526, Highway 862, Madisonville, Kentucky 42431. With respect to any payments for coal loaded or shipped to LG&E after the Effective Date, LG&E shall direct all payments for such coal shipments to Centennial at 220 West Main Street, Suite 2200, Louisville, Kentucky 40202.

        We appreciate your cooperation and assistance in this matter. Please contact either Charolais or Centennial if you have any questions related to this matter.

                                            Sincerely,

                                            CHAROLAIS CORPORATION

                                            By ________________________
                                                  Donald E. Bowles
                                                  President

                                            CENTENNIAL RESOURCES, INC.

                                            By ________________________
                                                  Douglas P. Sumner
                                                  President

                                                         CONTRACT #96-440-026
                                                                 AMENDMENT #1

                       AMENDMENT TO CONTRACT

THIS AMENDMENT IS entered into, effective as of August 1, 1997, by and between LOUISVILLE GAS AND ELECTRIC COMPANY (hereinafter referred to as "LG&E"), whose address is: 220 W. Main Street, Louisville, Kentucky 40202 and Centennial Resources, Inc., a Delaware corporation, whose address is: 220 W. Main Street, Suite 2200, Louisville, Kentucky 40202 ("Seller"). In consideration of the agreements herein contained, the parties agree as follows:

1.0     AMENDMENTS

        The Agreement heretofore entered into by the parties, dated effective January 1, 1997 and identified by the Contract Number set forth above, (hereinafter referred to as "Agreement"), is hereby amended as follows:

               1.1 In Section 6.1 SPECIFICATIONS, the sulfur max. in Quality A Coal is changed from 3.244 lbs/MMBTU to 3.25 lbs/MMBTU.

               1.2 Section 8.2 QUALITY PRICE DISCOUNTS, the sulfur discount point in Quality A Coal is changed from 3.344 lbs/MMBTU to 3.35 lbs/MMBTU.

2.0     STATUS OF AGREEMENT

        As amended herein, the Agreement shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year below written, but effective as of the day and year first set forth above.

LOUISVILLE GAS AND ELECTRIC         CENTENNIAL RESOURCES, INC.
COMPANY

By  ________________________        By ___________________________
        George Basinger
        Senior Vice President          Title  PRESIDENT & CEO
        Power Operations                      ----------------

Date           12/23/97             Date          12/23/97
     ------------------------             --------------------

                                                           CONTRACT #96-440-026
                                                                   AMENDMENT #2

                                 AMENDMENT NO. 2 TO CONTRACT

        THIS AMENDMENT NO. 2 IS entered into effective as of January 1, 1998, by and between LOUISVILLE GAS AND ELECTRIC COMPANY (hereinafter referred to as "LG&E"), whose address is: 220 West Main Street, Louisville, Kentucky 40202, and CENTENNIAL RESOURCES, INC., a Delaware corporation, whose address is: 220 West Main Street, Suite 2200, Louisville, Kentucky 40202 ("Seller"). In consideration of the agreements herein contained, the parties hereto agree as follows.

1.0     AMENDMENTS.

        The Agreement heretofore entered into by the parties, dated effective January 1, 1997, and identified by the Contract Number set forth above, as amended by Amendment dated effective August 1, 1997 (hereinafter together referred to as "Agreement"), is hereby further amended as follows:

2.0     STATUS OF AGREMENT

        2.1 Section 2, TERM, is hereby revised as follows: "The parties hereto acknowledge that because no agreement was reached regarding "Price" under the price review requirements of Section 8.3 of the Agreement, the Agreement terminated on December 31, 1997. The parties agree that, in order for Seller to provide to LG&E the Shortfall, as defined below, the Term of the Agreement is hereby extended through February 28, 1998 (the "Temporary Extension"), at which time the Agreement shall automatically terminate without liability therefor for either party.

        2.2 Section 3.1, BASE QUANTITY, is hereby revised to add the following sentence: "During the Temporary Extension, the Base Quantity shall mean the Shortfall."

        2.3 Section 3.2, DELIVERY SCHEDULE, is hereby revised to provide that the quantity to be delivered during the Temporary Extension shall be the Shortfall, which is defined as the difference between the Base Quantity, defined in SECTION 3.1, and the amount of coal delivered by Seller during 1997. The Shortfall is agreed by the parties to be 93,000 tons. Seller shall deliver such Shortfall ratably during the Temporary Extension

 3.0     STATUS OF AGREEMENT

        As amended herein, the Agreement is hereby ratified and confirmed and shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year below written, but effective as of the day and year first set forth above.

LOUISVILLE GAS AND ELECTRIC        CENTENNIAL RESOURCES, INC.
COMPANY

By ___________________________     By ______________________________
   George Basinger
   Senior Vice President,
   Power Operations                Title  VICE PRESIDENT, SALES AND SERVICE
                                          ---------------------------------

                                                           CONTRACT #96-440-026

Date        2/27/98                Date          2/27/98
        ----------------                  ------------------

                                     40